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                                                                    EXHIBIT 16.1



                   [KPMG CHARTERED ACCOUNTANTS LETTERHEAD]


                              October 29, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                    Re:  Corel Corporation
                    File No.:  0-20562

Dear Sir/Madam:

          We have read Item 4 of the Form 8-K of Corel Corporation dated October 23, 1998 and agree with the statements contained therein, except for the information contained in the first paragraph and the second sentence of the second and final paragraphs, about which we have no knowledge.

                              Very truly yours,


                              KPMG LLP
                              Chartered Accountants